GLOBALNET CORPORATION
                         2616 South Loop West, Suite 660

                              Houston, Texas 77054



                                                              December 12, 2005


AJW Partners, LLC
New Millennium Capital Partners II, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
1044 Northern Boulevard
Suite 302
Roslyn, New York 11576

         Re:      GlobalNet Corporation (the "Company") -
                  Amendment of Notes and Warrants
                  -------------------------------

Ladies and Gentlemen:

      This letter sets forth the agreement of the parties hereto to amend the conversion price of certain notes originally issued by the Company to the investors listed in the signature pages hereto (collectively, the "Investors"), on February 6, 2003, February 21, 2003, May 9, 2003, June 23, 2003, August 21,
2003, May 21, 2004, June 21, 2004 and October 27, 2004 and all fundings made in 2005 (the "Notes").

      By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that:

      1. The Applicable Percentage (as defined in each of the Debt Instruments) shall be 20%.

      2. In Section 1.1 of the Notes, the term "earlier" shall be amended and replaced with the term "latter".

      3. The Notes are hereby amended in accordance with the foregoing provision. All other provisions of the Notes, as amended from time to time, shall remain in full force and effect.

      The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent an accomplish the purposes of this letter agreement, including without limitation the issuance of amended Notes.

      Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.


                                         Sincerely,

                                         GLOBALNET CORPORATION


                                         --------------------------------------
                                         Mark T. Wood
                                         President and Chief Executive Officer
ACCEPTED AND AGREED:

AJW PARTNERS, LLC.
By:  SMS GROUP, LLC

-----------------------------
Corey S. Ribotsky, Manager


NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By:  FIRST STREET MANAGER II, LLC,

-----------------------------
Corey S. Ribotsky, Manager


AJW OFFSHORE, LTD.
By:  FIRST STREET MANAGER II, LLC

-----------------------------
Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC
By:  AJW MANAGER, LLC

-----------------------------
Corey S. Ribotsky, Manager